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                                                                  EXHIBIT 23(b)

                 [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (related to the registration of shares of common stock in connection with the acquisition of Electronic Tabulating Services, Inc.) of our report dated February 17, 1995 incorporated by reference in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.


                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
September 26, 1995